UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2022

Verve Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40489	82-4800132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Technology Square, Suite 901 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 603-0070

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VERV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 18, 2022 (the “Effective Date”), Verve Therapeutics, Inc. (“Verve” or the “Company”) entered into a Strategic Collaboration and License Agreement (the “Collaboration Agreement”) with Vertex Pharmaceuticals Incorporated (“Vertex”) for an exclusive, four-year worldwide research collaboration focused on developing in vivo gene editing candidates toward an undisclosed target for the treatment of a single liver disease. Additionally, on the Effective Date, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Vertex, pursuant to which the Company agreed to sell and issue shares of its common stock to Vertex.

Strategic License and Collaboration Agreement

Pursuant to the Collaboration Agreement, Verve will be responsible for discovery, research and certain preclinical development of novel in vivo gene editing development candidates for the target of interest. Verve’s research activities will be focused on (i) identifying and engineering specific gene editing systems and in vivo delivery systems directed to the target and (ii) evaluating and optimizing development candidates to achieve criteria specified in the Collaboration Agreement. Vertex will reimburse Verve’s research expenses consistent with an agreed-upon budget. The research term has an initial term of four years and may be extended by Vertex for up to one additional year.

Vertex will be solely responsible for subsequent development, manufacturing and commercialization of any product candidate resulting from Verve’s research efforts. Verve received an upfront payment from Vertex of $25 million on July 20, 2022. Verve is eligible to receive (i) success payments of up to $22 million for each product candidate (up to a maximum of $66 million) that achieves the applicable development criteria and (ii) up to an aggregate of $340 million in development and commercial milestone payments. Verve is also eligible to receive tiered single-digit royalties on net sales, subject to specified reductions. Such royalty payments will terminate on a country-by-country and product-by-product basis upon the later to occur of (i) the expiration of the last to expire valid claim under the patent rights covering such product in such country, (ii) the period of regulatory exclusivity associated with such product in such country or (iii) ten years after the first commercial sale of such product in such country.

Prior to the first patient dosing of the first Phase 1 clinical trial for the first product candidate developed under the Collaboration Agreement, Verve also has the right to opt-in to a profit share arrangement pursuant to which Vertex and Verve would share the costs and net profits for all product candidates emerging from the collaboration. If Verve exercises its opt-in right, in lieu of milestones and royalties, Verve will be obligated to pay for a specified percentage of the development and commercialization costs, and it will have the right to receive a specified percentage of the profits from any sales of any product candidates advanced under the collaboration. At the time Verve exercises the option, it may elect a profit/cost share of up to 40% (with Vertex retaining a minimum of 60%). In order to exercise its opt-in right, Verve is required to pay a fee ranging from $25-70 million, depending on the profit/cost percentage elected by Verve and the licensed technology of Verve included in the most advanced product candidate at the time Verve exercises its opt-in right. Under all profit share scenarios, Vertex will control the worldwide development and commercialization of any product candidates resulting from the collaboration.

The Collaboration Agreement includes customary representations and warranties, covenants and indemnification obligations for a transaction of this nature. Verve and Vertex each have the right to terminate the agreement for material breach by, or insolvency of, the other party following notice, and if applicable, a cure period. Vertex may also terminate the Collaboration Agreement in its entirety for convenience upon 90 days’ notice.

The foregoing description of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which Verve intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Stock Purchase Agreement

On the Effective Date, in connection with the execution of the Collaboration Agreement, Verve and Vertex also entered into the Stock Purchase Agreement for the sale and issuance of 1,519,756 shares of Verve’s common stock, par value $0.001 per share (the “Shares”) to Vertex at a price of $23.03 per share, which is equal to the five-day volume-weighted average share price as of July 15, 2022, for an aggregate purchase price of $35.0 million. The sale of the Shares closed on July 20, 2022.

The Stock Purchase Agreement includes lock-up restrictions with respect to the Shares. Pursuant to the terms of the Stock Purchase Agreement, Vertex has agreed not to, and to cause its affiliates not to, sell or transfer any of the Shares for a period of 12 months following the date of issuance of the Shares, subject to specified conditions and exceptions.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which Verve intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the caption “Stock Purchase Agreement” is incorporated herein by reference. The Company expects the Shares to be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERVE THERAPEUTICS, INC.

Date: July 20, 2022	By:	/s/ Andrew Ashe
Name: Andrew Ashe
Title: President and Chief Operating Officer